Exhibit 4

                             SUBSCRIPTION AGREEMENT

TO:   Cryopak Industries Inc.
      1053 Derwent Way
      Delta, B.C.
      V3M 5R4

The undersigned subscriber (the "Purchaser") hereby irrevocably subscribes for 1,785,714 Units, each Unit comprised of one Common Share and one half of a Common Share Purchase Warrant of Cryopak Industries Inc. (the "Corporation") for an aggregate consideration of $500,000, representing a subscription price of $0.28 per Unit, on the terms and conditions set out in paragraphs 1 through 24 attached. Each whole Warrant entitles the holder to acquire one Common Share for a period of 24 months from the date of issue of the Units at a price of $0.37 per Common Share.

DATED at Montreal,  in the  Province of Quebec this ____ day of December,  2003.

Esarbee Investments Limited                        8th Floor, 1170 Peel Street
-------------------------------------------------  --------------------------------------------------
(Name of Purchaser - please print)                 (Purchaser's Address)

/s/ Andrew Parsons                                 Montreal, QC  H3B 4P2
-------------------------------------------------  --------------------------------------------------
Authorized Signature

Vice-President                                     514-878-5222
-------------------------------------------------  --------------------------------------------------
(Official Capacity or Title - please print)        (Telephone Number)

Andrew Parsons                                     3,150,000 shares and 937,500 warrants
-------------------------------------------------  --------------------------------------------------
(Please  print  name  of   individual   whose      Present  Direct & Indirect  Holdings of Securities
signature appears above if different than the      of the Corporation
name of the subscriber printed above)

Is the Purchaser an Insider of the Corporation?    Is the Purchaser a member of the Pro Group as
                                                   defined by TSX?

       |X| YES    |_|  NO                                  |_|  YES      |_| NO

Registration Instructions                          Delivery Instructions
-------------------------                          ---------------------
Esarbee Investments Limited                        8th Floor, 1170 Peel Street, Montreal, QC H3B 4P2
-------------------------------------------------  --------------------------------------------------
Name                                               Address


-------------------------------------------------  --------------------------------------------------
Account reference, if applicable                   Account reference, if applicable

8th Floor, 1170 Peel Street, Montreal, QC H3B 4P2  Oded Tal
-------------------------------------------------  --------------------------------------------------
Address                                            Contact Name

Definitions

1. In this Agreement, unless the subject matter or context is inconsistent therewith:

      (a) "Agreement" means this agreement, as amended or supplemented from time to time;

      (b) "Business Day" means a day, other than a Saturday, on which Canadian chartered banks are open for general banking business in Vancouver, British Columbia;

      (c)   "TSX" means the TSX Venture Exchange, Inc.;

      (d) "Closing Date" means such date, as soon as reasonably practicable following TSX approval of the private placement contemplated hereby, as determined by the Corporation and agreed to by the Purchaser;

      (e) "Closing Time" means 10:00 a.m. (Vancouver time) on the Closing Date or such other time as the Purchaser and the Corporation may agree;

      (f) "Common Shares" means common shares in the capital of the Corporation;

      (g)   "Proceeds" means proceeds from the sale of the Units;

      (h) "Purchased Units" means the Units purchased by the Purchaser pursuant to this Agreement;

      (i) "Subscription Price" means the aggregate subscription price paid by the Purchaser for the Purchased Units, being the number of Purchased Units multiplied by $0.28 per Purchased Unit;

      (j) "Unit" means a unit comprised of one Common Share and one half of a Warrant;

      (k) "Warrant" means a share purchase warrant entitling the holder to acquire one Common Share at a price of $0.37 per share for a period of 24 months from the Closing Date; and

      (l) "Warrant Shares" means the Common Shares issuable on exercise of the Warrants.

Subscription for Units

2. The Purchaser hereby confirms its subscription for and agrees to take up the Purchased Units as provided for on the initial page of this Agreement and further agrees that the Subscription Price will be paid on or before the Closing Date by certified cheque, bank draft or wire transfer to the account set out below payable to McCarthy Tetrault LLP, in trust, as counsel to the Corporation or payable in such other manner as may be specified by the Corporation.

                  Wire Transfer Account
                  HSBC Bank Canada
                  885 West Georgia Street
                  Vancouver, B.C. V6C 3G1
                  Account No. 266944-090
                  Transit No. 10020
                  Routing No. 021001088
                  Swift No.   HKBCCATT

      Such funds shall be held in trust and shall only be released to the Corporation upon final approval by the TSX of the private placement contemplated hereby. In the event that such approval is not received by November 30, 2003, such funds shall forthwith be returned to the Purchaser, at the address set forth on the execution page of this Agreement, together with any interest accrued thereon, and this Agreement shall be deemed to have been terminated.

3. The Purchaser acknowledges that this Agreement is subject to acceptance by the Corporation. The Corporation acknowledges that the obligations of the Purchaser hereunder are subject to final TSX approval of the private placement contemplated hereby.

4. The Purchaser acknowledges that this Agreement is given for valuable consideration and may not be withdrawn or revoked. The acceptance of this Agreement shall be effective upon execution of this Agreement on behalf of the Corporation.

5. In addition to one manually signed, completed copy of this Agreement (including all applicable Annexes and, in the case of Purchasers who are not individuals, a completed Form 4C - Corporate Placee Registration Form, each in the form attached hereto), the Purchaser will execute and deliver to the Corporation, at or before the Closing Time, or such later time as the Corporation may accept, all other documentation as may be required by applicable securities legislation, policy statements and orders and the TSX to permit the issue and sale of the Purchased Units pursuant to this Agreement and the issuance of the Common Shares, Warrants and Warrant Shares underlying the Units. The Purchaser acknowledges and agrees that any such documentation, when executed and delivered by the Purchaser, will form part of and will be incorporated into this Subscription Agreement with the same effect as if each constituted a representation and warranty or covenant of the Purchaser hereunder in favour of the Corporation and the Purchaser consents to the filing of such documents as may be required to be filed with any stock exchange or any securities regulatory authority in connection with the transactions contemplated hereby.

Representations, Warranties and Covenants of the Purchaser

6. By executing this Agreement, the Purchaser represents and warrants to the Corporation (and acknowledges that the Corporation is relying thereon) that:

      (a) the Purchaser has been independently advised as to and is aware of the applicable restrictions on the resale of Units and the Common Shares, Warrants and Warrant Shares underlying the Units imposed by securities legislation in the jurisdiction in which it resides and is aware of the risks and other characteristics of such securities and of the fact that the Purchaser may not be able to sell such securities except in accordance with applicable securities legislation and regulatory policies and the Purchaser (and any others for whom it is contracting) is solely responsible (and the Corporation is not in any way responsible) for compliance with applicable resale restrictions;

      (b) it and any beneficial purchaser for whom it is acting are resident in the jurisdiction set out in the heading "Purchaser's Address" opposite its signature as set forth above;

      (c)   the Purchaser is either:

            (i) purchasing as principal for its own account and not for the benefit of any other person; or

            (ii) an insurance company or extraprovincial insurance corporation authorized to carry on insurance business under the Financial Institutions Act (British Columbia), a trust company or extraprovincial trust corporation authorized under the Financial Institutions Act (British Columbia) to carry on trust business or deposit business or a portfolio manager that is registered or exempted from registration as a portfolio manager under the Securities Act (British Columbia) and the Purchaser is purchasing the securities as an agent or trustee for accounts that are fully managed by it, provided that, as used herein an account is "fully managed" by the Purchaser only if the Purchaser makes the investment decisions for the account and has full discretion to purchase or sell securities for the account without requiring the client's express consent to a transaction;

            and the Purchaser is either:

            (iii) an "accredited investor" as defined in Multilateral Instrument
                  45-103 - Capital Raising Exemptions such that one or more of the categories set forth in Annex 1 to this Agreement correctly and in all respects describes the Purchaser, and the Purchaser has so indicated by checking the box opposite each category on such Annex 1 which so describes it or the beneficial purchaser, as applicable, and the Purchaser acknowledges that by signing this Agreement it is certifying that the statements made by checking the appropriate accredited investor categories are true and correct;

            (iv)  one or more of:

                  A. a "director", "senior officer" or "control person" of the Corporation, or of an "affiliate" of the Corporation (within the meaning of these expressions as used in applicable securities laws);

                  B. a "spouse", parent, grandparent, brother, sister or child of a director, senior officer or control person of the Corporation, or of an affiliate of the Corporation;

                  C. a parent, grandparent, brother, sister or child of the spouse of a director, senior officer or control person of the Corporation, or of an affiliate of the Corporation;

                  D. a "close personal friend" (within the meaning of that expression as used in applicable securities laws) (by reason of the fact that you have directly known such individual well enough and for a sufficient period of time and in a sufficiently close relationship (where such relationship is direct and extends beyond being a relative or a member of the same organization, association or religious group or a client, customer or former client or customer or being a close personal friend of a close personal friend of such individual) to be in a position to assess the capabilities and the trustworthiness of such individual) of a director, senior officer or control person of the Corporation, or of an affiliate of the Corporation;

                  E. a "close business associate" (within the meaning of that expression as used in applicable securities laws) (by reason of the fact that you have had direct sufficient prior business dealings with such individual (where such relationship is direct and extends beyond being a casual business associate or a person introduced or solicited for the purpose of purchasing securities or a client, customer or former client or customer or being a close business associate of a close business associate of such individual) to be in a position to assess the capabilities and trustworthiness of such individual) of a director, senior officer or control person of the Corporation, or of an affiliate of the Corporation;

                  F. a "founder" (within the meaning of that expression as used in applicable securities laws) of the Corporation or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of a founder of the Corporation;

                  G. a parent, grandparent, brother, sister or child of the spouse of a founder of the Corporation;

                  H. a person or company of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons or companies described in clauses (iv)(A) to (iv)(G) above; or

                  I. a trust or estate of which all of the beneficiaries or a majority of the trustees are persons or companies described in clauses (iv)(A) to (iv)(G) above;

                  and has concurrently executed and delivered a certificate in the form attached as Annex 3 hereto; or

            (v)   purchasing  a  sufficient   number  of  Units  such  that  the
                  aggregate acquisition cost to the Purchaser is not less than $97,000;

      (d) if the Purchaser is a resident, or the purchase and sale of the Units by the Purchaser is otherwise subject to the applicable securities laws of, Alberta:

            (i)   the Purchaser is either:

                  A. purchasing as principal for its own account and not for the benefit of any other person; or

                  B.    is trading for  accounts  fully  managed by it and it is
                        (I) a trust corporation trading as a trustee or an agent, (II) a portfolio manager trading as an agent or
                        (III) a person or company trading as an agent that, except for an exemption under the Securities Act (Alberta) or the regulations thereunder, is required to be registered as a portfolio manager;

            (e) if the Purchaser is a resident, or the purchase and sale of the Units by the Purchaser is otherwise subject to the applicable securities laws of, Ontario, it is an "accredited investor" as defined in OSC Rule 45-501 - Exempt Distributions such that one or more of the categories set forth in Annex 2 to this Agreement correctly and in all respects describes the Purchaser, and the Purchaser has so indicated by checking the box opposite each category on such Annex 2 which so describes it or the beneficial purchaser, as applicable, and the Purchaser acknowledges that by signing this Agreement it is certifying that the statements made by checking the appropriate accredited investor categories are true and correct;

            (f) if the Purchaser is a resident, or the purchase and sale of the Units by the Purchaser is otherwise subject to the applicable securities laws of, Quebec:

                  (i)   it is a  sophisticated  purchaser  within the meaning of
                        Section 43, 44, or 45 of the Securities Act (Quebec) and the Purchaser, if referred to in Section 44 of such Act, is purchasing the Units for its own account, or if it is a trust company licensed under the Act respecting trust companies and savings companies (Quebec) or an insurance company holding a license under an Act respecting insurance (Quebec) or a dealer or advisor registered in conformity with section 148 of the Securities Act (Quebec), it is purchasing the Units for the portfolio of a third person managed solely by that company, dealer or advisor; or

                  (ii) the total cost of the Units to it is at least $150,000 and it is acting for its own account;

            (g)   if  the   Purchaser  is  resident  in  a   jurisdiction   (the
                  "International Jurisdiction") outside of Canada and the United
                  States:

                  (i) the Purchaser is knowledgeable of, or has been independently advised as to, the applicable securities laws of the International Jurisdiction (which are defined in this Subscription Agreement to mean, in respect of each and every offer or sale of Units and the Common Shares, Warrants and Warrant Shares underlying the Units, the securities legislation having application and the rules, policies, notices and orders issued by the securities regulatory authorities having jurisdiction over the Purchaser and the Offering (other than the laws of Canada and the U.S.) which would apply to this subscription, if there are any);

                  (ii) the Purchaser is purchasing the Units pursuant to exemptions from the prospectus and registration requirements under the applicable securities laws of the International Jurisdiction or, if such requirements are not applicable, the Purchaser is permitted to purchase the Purchaser's Units under the applicable securities laws of the International Jurisdiction without the need to rely on such exemptions;

                  (iii) the  applicable  securities  laws  of the  International
                        Jurisdiction do not require the Corporation to make any filings or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the International Jurisdiction and the distribution of the Units and the Common Shares, Warrants and Warrant Shares underlying the Units to the Purchaser by the Corporation complies with all applicable securities laws of the International Jurisdiction;

                  (iv) the Units and the Common Shares, Warrants and Warrant Shares underlying the Units are being acquired for investment only and not with a view to resale and distribution; and

                  (v) the purchase of the Units by the Purchaser does not trigger:

                        A. any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase; or

                        B. any registration or other obligation on the part of the Corporation;

      (h) if the Purchaser is not an individual and is a corporation, partnership, party, trust, fund, association or other organized group of persons it was not created and is not being used primarily to permit any individual to purchase securities without a prospectus;

      (i)   no  person  has  made  to  the   Purchaser   any   written  or  oral
            representations:

            (i) that any person will resell or repurchase the Units or the Common Shares, Warrants or Warrant Shares underlying the Units;

            (ii)  that any person will refund the  purchase  price of the Units;
                  or

            (iii) as to the  future  price or  value of any of the  Units or the
                  Common  Shares,  Warrants  or Warrant  Shares  underlying  the
                  Units.

      (j) the Purchaser is not a "control person" of the Corporation as defined in the applicable securities legislation, will not become a "control person" by virtue of this purchase of the Units or the Common Shares, Warrants or Warrant Shares underlying the Units, and does not intend to act in concert with any other person to form a control group of the Corporation;

      (k) the offer was not made to the Purchaser when the Purchaser was in the United States;

      (l) the Purchaser acknowledges that the Units and the Common Shares, Warrants or Warrant Shares underlying the Units have not been registered under the United States Securities Act of 1933 (the "U.S. Securities Act") and may not be offered or sold in the United States unless subsequently registered under the U.S. Securities Act and the securities laws of all applicable states of the United States or unless an exemption from such registration requirements is available, and that the Corporation has no obligation or present intention of filing a registration statement under the U.S. Securities Act in respect of such securities;

      (m) the Purchaser is not a U.S. Person (as defined in Regulation S promulgated under the U.S. Securities Act);

      (n) the Purchaser is not and will not be purchasing Units for the account or benefit of any U.S. Person;

      (o) the Purchaser (or others for whom it is contracting hereunder) has been advised to and has had the opportunity to consult its own legal and tax advisors with respect to this Agreement, the exhibits and the schedules attached hereto and the transactions contemplated hereby (including without limitation any applicable resale restrictions and tax considerations) and it (or others for whom it is contracting hereunder) is solely responsible for compliance with applicable resale restrictions and applicable tax legislation;

      (p) the Purchaser has no knowledge of a "material fact" or "material change" (as those terms are defined in the applicable securities legislation) in the affairs of the Corporation that has not been generally disclosed to the public, save knowledge of this particular transaction;

      (q) the Purchaser has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and, if the Purchaser is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been given to authorize execution of this Agreement on behalf of the Purchaser;

      (r) the entering into of this Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Purchaser;

      (s) this Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to the qualification that enforcement thereof is subject to applicable bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally; and

      (t) if required by applicable securities legislation, policy or order or by any securities commission, stock exchange or other regulatory authority, the Purchaser will execute, deliver, file and otherwise assist the Corporation in filing, such reports, undertakings and other documents with respect to the issue of the Units and the Common Shares, Warrants and Warrant Shares underlying the Units as may be required.

7. The foregoing representations, warranties and covenants are made by the Purchaser with the intent that they be relied upon by the Corporation in determining its suitability as a purchaser of Units, and the Purchaser hereby agrees to indemnify the Corporation against all losses, claims, costs, expenses and damages or liabilities which any of them may suffer or incur as a result of reliance thereon. The Purchaser undertakes to notify the Corporation immediately of any change in any representation, warranty or other information relating to the Purchaser set forth herein which takes place prior to the Closing.

Acknowledgements of Purchaser

8. THE PURCHASER FURTHER ACKNOWLEDGES THAT AN INVESTMENT IN THE UNITS AND COMMON SHARES, WARRANTS AND WARRANT SHARES COMPRISED THEREIN MUST BE CONSIDERED SPECULATIVE AND IS SUBJECT TO A NUMBER OF RISK FACTORS. THE SUBSCRIBER COVENANTS AND AGREES TO COMPLY WITH THE APPLICABLE SECURITIES LEGISLATION, REGULATIONS, ORDERS OR POLICIES CONCERNING THE PURCHASE, HOLDING OF, AND RESALE OF SUCH SECURITIES.

9. The Purchaser further acknowledges that it has not received, nor has it requested, nor does it have any need to receive, any offering memorandum, or other documents (other than an annual report, interim report or other documents the contents of which are prescribed by statute) describing the business and affairs of the Corporation which has been prepared for delivery to, and review by, prospective purchasers in order to assist it in making an investment decision in respect of the

      Units and, insofar as the Purchaser is aware, the offering of the Units is not being made through any advertisement in the printed media of general and regular paid circulation, radio or television or any other form of advertisement or as part of a general solicitation.

10. The Purchaser acknowledges that the offer made by this subscription is irrevocable (subject to the Purchaser's right to withdraw its subscription and to terminate its obligations as set out in this Agreement) and requires acceptance by the Corporation and approval of the TSX.

Representations and Warranties of the Corporation

11.   The Corporation hereby represents and warrants to the Purchaser that:

      (a) It has been duly incorporated and is a valid and subsisting corporation under the laws of the Province of British Columbia, is in good standing with the corporate governmental authorities of such jurisdiction with respect to the filing of annual returns and such other filings as are necessary to maintain the corporate existence, and has full corporate power and authority to own, lease and operate its property and assets, to conduct its business as such business is now being conducted and as currently proposed to be conducted and to enter into this Agreement and to perform its obligations hereunder;

      (b) There has not been any material change in the assets, liabilities or obligations (contingent or otherwise), business, operations or capital of the Corporation since June 30, 2003, except as has been publicly disclosed;

      (c) It is a "reporting issuer" under the Securities Act (British Columbia) and the Securities Act (Alberta) and is not on the list of defaulting issuers maintained pursuant to the securities laws of said provinces;

      (d) It has filed a current annual information form and is, and will be on the Closing Date, a "Qualifying Issuer" within the meaning of Multilateral Instrument 45-102 - Resale of Securities;

      (e) There are no claims, actions, suits, judgments, or proceedings pending against or affecting the Corporation which will or may have a material adverse effect upon the Corporation, and, except as has been publicly disclosed by the Corporation with respect to the convertible loan agreement (the "CLA") dated as of February 24, 2000 between the Corporation and ICSOS S.A., the Corporation is not aware of any reasonable ground for any such claims, actions, suits, judgments or proceedings;

      (f) The issue of the Units has been approved by all requisite corporate action and upon Closing, the Common Shares comprised in the Units shall have been validly issued as fully paid and non-assessable; the Warrant Shares comprised in the Units will, upon the due exercise of the Warrants, be validly issued as fully paid and non-assessable;

      (g) The TSX has approved the issuance of the Units and the listing thereof and the issuance of the Units is exempt from registration and prospectus requirements under the Securities Act (British Columbia) and the regulations promulgated thereunder;

      (h) The Corporation has not sustained, since June 30, 2003, being the date of its latest quarterly financial statements, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labour dispute or court or governmental action, order or decree or from any regulatory body having jurisdiction. Except as has been publicly disclosed, since June 30, 2003 (i) there has not been any change in the authorized share capital of the Corporation, (ii) the Corporation has not incurred any liabilities or obligations (absolute, accrued, contingent or otherwise) or entered into any transactions not in the ordinary course of business that are material to the Corporation and (iii) there has not been any material adverse change, or any development involving a prospective material adverse change (including prospective material adverse changes or, to the best of the Corporation's knowledge, threatened claims or contingent liabilities), in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Corporation;

      (i) The Corporation has good and marketable title to all movable property owned by it which is material, individually or in the aggregate, to the Corporation. Any real property held under lease by the Corporation, which is material, individually or in the aggregate, to the Corporation is held by it under valid, subsisting and enforceable leases with such exceptions as are not material, individually or in the aggregate, to the Corporation;

      (j) The Corporation, where required, has been duly qualified as an extra-provincial or foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business;

      (k) There are 32,464,054 Common Shares issued and outstanding, all of which have been duly authorized and validly issued as fully paid and non-assessable (and no others). There are no outstanding subscriptions, warrants, options, agreements, convertible or exchangeable securities or other commitments pursuant to which the Corporation is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of the Corporation, other than in connection with the private placement contemplated hereby and those set out below:

            (i)   Incentive Stock Options                       4,036,000

            (ii)  Warrants                                      3,750,000

            (iii) Earn-out Shares                               1,687,500

            (iv)  Cashless Stock Options (Kirlin Securities)      300,000;

      (l) The Corporation has no material subsidiaries, as such term is defined in the Canada Business Corporations Act, except as disclosed in the Corporation's Annual Information Form for the fiscal year ended March 31, 2003 which has been duly filed with the British Columbia Securities Commission and the TSX;

      (m) The Corporation is a "foreign private issuer" as defined in Rule 3b 4(c) under the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), and has filed with the United States Securities and Exchange Commission (the "SEC") on a timely basis all forms, reports, schedules and other information (collectively, the "SEC Reports") required to be filed by it with the SEC. The SEC Reports (i) complied as to form in all material respects with the applicable requirements of the U.S. Securities Act, as amended, or the Exchange Act, and the respective rules and regulations thereunder as in effect at the time they were filed, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

      (n) The Corporation is not in violation of its constating documents, bylaws or resolutions of its directors or shareholders or, except as has been publicly disclosed by the Corporation with respect to the CLA and the Corporation's loan facility with HSBC, in default in the performance of any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject which violation, default or defaults, individually or in the aggregate, would have a material adverse effect on the financial position, business, affairs, prospects, shareholders' equity or results of operations of the Corporation. The compliance by the Corporation with all of the provisions of this Agreement and the consummation of the transactions contemplated herein:

            (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance on any of the property or assets of the Corporation pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Corporation is a party or by which the Corporation is bound or to which any of the property or assets of the Corporation are subject;

            (ii) will not result in any violation of any of the terms or provisions of the constating documents, by laws or resolutions of the directors or shareholders of the Corporation; and

            (iii) will not result in any  violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Corporation or any of its properties;

            other than, in the case of clauses (i) and (iii) above, any breach, default, violation or conflict which, individually or in the aggregate, will not have a material adverse effect on the business, affairs, prospects, financial position, shareholders' equity or results of operations of the Corporation;

      (o) All consents, approvals. permits, authorizations or filings as may be required under United States and Canadian securities laws and the rules of the TSX necessary for the execution and delivery of and the performance by the Corporation of its obligations under this Agreement have been made or obtained on the Closing Date, other than the filing of the requisite distributions reports and related documents;

      (p) As at the Closing Date, no holder of outstanding Common Shares or other securities of the Corporation will be entitled to any preemptive or any similar rights to subscribe for or otherwise acquire any of the Units, Common Shares, Warrants and Warrant Shares underlying the Units or other securities of the Corporation, and except as contemplated by this Agreement and except as has been publicly disclosed by the Corporation, no rights, warrants or options (other than under Corporation's stock option plan) to acquire, or instruments convertible into or exchangeable for any shares in the capital of the Corporation are outstanding;

      (q) The Corporation has not been served with or otherwise received notice of any legal or governmental proceedings and there are no legal or governmental proceedings pending to which the Corporation is a party or of which any property or asset of the Corporation is the subject which is reasonably likely, individually or in the aggregate, to have a material adverse effect on the business, affairs, prospects, financial position, shareholders' equity or results of operations of the Corporation, or which might reasonably be expected to materially and adversely affect the consummation by the Corporation of the transactions contemplated by this Agreement. To the best of the Corporation's knowledge, no such proceedings have been threatened (implicitly or otherwise) or contemplated against the Corporation by governmental or regulatory authorities or any other parties;

      (r) The Corporation holds all of the permits, licenses and like authorizations necessary for it to carry on its business in each jurisdiction where such business is carried on. Each of such permits, licenses and like authorizations is in good standing and the Corporation is not in default with respect to filings to be effected or conditions to be fulfilled in order to maintain such permits, licenses or like authorizations in good standing, except where the failure to hold any such permit, license or authorization or default does not have a material adverse effect on the business, affairs, prospects, financial position, shareholders' equity or results of operations of the Corporation;

      (s) The Corporation is not in violation of any law, ordinance, administrative or governmental rule or regulation or court decree applicable to it, nor is it not in compliance with any term or condition of, nor has it failed to obtain, any licence, permit, franchise or other administrative or governmental authorization necessary to the ownership of its property or to the conduct of its business, which violation, non-compliance or failure to obtain would, individually or in the aggregate, have a material adverse effect on the business, affairs, prospects, financial position, shareholders' equity or results of operations of the Corporation or which might reasonably be expected to materially and adversely affect the consummation by the Corporation of the transactions contemplated by this Agreement. All such licences, permits. franchises or other administrative or governmental authorizations are valid and subsisting and in good standing and none of the same contains any term, provision, condition or limitation which has or would reasonably be expected to affect or restrict in a materially adverse manner the operation of the business of the Corporation, as now carried on or proposed to be carried on. The Corporation is not aware of any legislation, regulations or proposed legislative or regulatory changes which would materially and adversely affect the business, prospects or operations of the Corporation or the financial position, shareholders' equity or results of operations of the Corporation;

      (t) There are no outstanding obligations for the Corporation to purchase or redeem any shares or other securities of the Corporation;

      (u) This Agreement has been duly and validly authorized, executed and delivered by the Corporation and constitutes a valid and binding obligation of the Corporation enforceable against it in accordance with its terms, subject to the qualification that enforcement thereof is subject to applicable bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally;

      (v) The financial statements of the Corporation for the fiscal year ended March 31, 2003 are true and correct in all material respects, and the quarterly financial statements of the Corporation issued thereafter are true and correct in all material respects, present fairly the financial position and condition of the Corporation as at the dates indicated and the results of its operations for the periods specified, reflect all material liabilities (absolute, accrued, contingent or otherwise) of the Corporation as at the dates indicated and have been prepared in conformity with generally accepted accounting principles in Canada applied on a consistent basis;

      (w) With such exceptions as are not material to the Corporation (i) the Corporation has duly and on a timely basis filed all tax returns required to be filed by it, has paid all taxes due and payable by it and has paid all assessments and reassessments and all other taxes, governmental charges, penalties, interest and other fines due and payable by it and which are claimed by any governmental authority to be due and owing and adequate provision has been made for taxes payable for any completed fiscal period for which tax returns are not yet required to be filed, (ii) there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return or payment of any tax, governmental charge or deficiency by the Corporation, (iii) to the knowledge of the Corporation, there are no actions, suits, proceedings, investigations or claims threatened or pending against the Corporation in respect of taxes, governmental charges or assessments and (iv) there are no matters under discussion with any governmental authority relating to taxes, governmental charges or assessments asserted by any such authority;

      (x) The Corporation is not aware of any claim of infringement or breach by the Corporation of any patent, industrial or intellectual property rights of any other person, nor has the Corporation received any notice nor is the Corporation aware that the use of the business names, trademarks, service marks and other patent, industrial or intellectual property of the Corporation infringes upon or breaches any industrial or intellectual property rights of any other person, except the following:

            (i) a complaint was received in or about 1996 from the owner of the "Cryovac" trademark, alleging infringement by the Corporation and demanding that the Corporation cease and desist the use of "Cryopak". The Corporation responded and denied the infringement. No infringement action has been instituted. In or about 1998, the same party opposed the registration of the "Cryopak" trademark in the European community (application number 141234). The Corporation won in the first instance, but this was appealed by the other party. The appeal is still in process;

      (y) The Corporation owns or possesses adequate enforceable rights to use all patents, trademarks, service marks, copyrights and trade secrets and other industrial and intellectual property right used or proposed to be used in the conduct of its business and material thereto including, without limiting the generality of the foregoing, U.S. Patent No. 4,931,333 entitled THERMAL PACKAGING ASSEMBLY and Canadian Patent No. 1,291,073 entitled THERMAL PACKAGING ASSEMBLY; and

      (z) Each of the most recently filed Form 20F, Annual Information Form, quarterly and annual financial statements and other information filed in accordance with Canadian and U.S. securities laws (the "Securities Law Reports"), were, on the dates of their respective filings, in compliance in all material respects with the requirements of their respective report forms and the Canadian and U.S. securities laws and did not, on the date of filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. There have not been any material adverse changes to the assets, liabilities, financial position or business of the Corporation or any of its material subsidiaries since the filing of the Securities Law Reports and no transaction has been entered into by the Corporation or any material subsidiary which is or may be material to the Corporation on a consolidated basis.

Covenants of the Corporation

12.   The Corporation hereby covenants with the Purchaser that:

      (a) it will take all corporate action required to issue to the Purchaser, upon the due exercise of any Warrants, the Common Shares underlying such Warrants, as fully paid and non-assessable Common Shares in the capital of the Corporation; and

      (b) it will use its reasonable efforts to maintain its status as a "reporting issuer" under the Securities Act (British Columbia) and the Securities Act (Alberta) for a period of two years from the date of closing;

Resale Restrictions

13. The Purchaser acknowledges that any resale of the Units, and the Common Shares, Warrants and Warrant Shares underlying the Units, will be subject to resale restrictions contained in the policy of the TSX and in the securities legislation applicable to the Purchaser.

General

14. The sale of the Units will be completed at the offices of McCarthy Tetrault LLP, in Vancouver, British Columbia, at the Closing Time on the Closing Date, or at such other place or time as the Purchaser and the Corporation may agree.

15. This Agreement shall be binding upon and enure to the benefit of the Purchaser and the Purchaser's executors, personal representatives, successors and assigns and the Corporation and its successors and assigns.

16. The representations, warranties and covenants of the Corporation contained herein shall survive Closing.

17. The Corporation and the Purchaser shall be entitled to rely on delivery of a facsimile copy of this Agreement, and acceptance by the Corporation of such facsimile copy shall be legally effective to create a valid and binding agreement between the Purchaser and the Corporation in accordance with the terms hereof.

18. All notices which are permitted or required to be given hereunder shall be validly given if actually delivered or if transmitted by electronic means to the address of the Corporation hereinafter set forth and to the address of the Purchaser as set forth on the execution page of this Agreement (until notice of a change is given in accordance with the foregoing) and shall be effective on the date of such delivery or transmission.

      Notice to the Corporation shall be addressed to:

            Cryopak Industries Inc.
            1053 Derwent Way
            Delta, B.C.
            V3M 5R4

            Attention:  Martin Carsky
                        Chief Financial Officer and Corporate Secretary

            Telecopier No.: (604) 515-7978

19. Each party shall from time to time do such further acts and execute and deliver such further documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement.

20.   The  headings  of  the  sections  of  this   Agreement  are  inserted  for
      convenience of reference only and shall not affect the meaning or construction hereof.

21. The terms of this Agreement express and constitute the entire agreement between the parties hereto as to the subject matter hereof, and no implied term of any kind shall arise by reason of anything contained in this Agreement.

22.   Time is of the essence of this Agreement.

23. This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

24. In this Agreement, words importing the singular include the plural and vice versa and words importing persons include firms or corporations.

                                   ACCEPTANCE

Cryopak Industries Inc. hereby accepts the above subscription as of this 8th day of December, 2003.

                                             CRYOPAK INDUSTRIES INC.

                                             Per: /s/ Martin Carsky
                                                  ------------------------------

                                     ANNEX 1

                   To be Completed by Accredited Investors(1)

The Purchaser and any beneficial subscriber is an "accredited investor", as such term is defined in the Multilateral Instrument 45-103 - Capital Raising Exemptions ("MI 45-103"), as at the time of Closing, the Purchaser and any beneficial subscriber, as applicable, falls within one or more of the following categories (Please check one or more, as applicable):

|_|   (a)   a bank listed in Schedule I or II of the Bank Act (Canada), a loan corporation, trust company, insurance company, treasury branch, credit union or caise populaire, that, in each case, is authorized to carry on business in Canada as a province or territory of Canada, the Confederation des caisses populaires et d'economie Desjardins du
            Quebec, or an authorized foreign bank listed in Schedule III of the Bank Act (Canada);

|_|   (b)   the  Business  Development  Bank of  Canada  incorporated  under the
            Business Development Bank of Canada Act (Canada);

|_|   (c)   an association under the Cooperative Credit Association Act (Canada)
            located in Canada or a central cooperative credit society for which an order has been made under subsection 473(1) of that Act;

|_|   (d)   a "subsidiary" (within the meaning of that expression as used in applicable securities laws) of any person or company referred to in paragraphs (a) to (c), if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

|_|   (e)   a person or company registered under the securities legislation, regulations and rules of a province or territory of Canada as an adviser or dealer, other than a limited market dealer registered under the Securities Act (Ontario) or the Securities Act
            (Newfoundland and Labrador);

|_|   (f)   an individual registered or formerly registered under the securities legislation, regulations and rules of a province or territory of Canada as a representative of a person or company referred to in paragraph (e);

|_|   (g)   the government of Canada or a province or territory of Canada, or any crown corporation or agency of the government of Canada or a province or territory of Canada;

|_|   (h)   a municipality, public board or commission in Canada;

|_|   (i)   any national, federal, state, provincial, territorial or municipal government of or in any country other than Canada (or a political subdivision thereof), or any agency of that government;

|_|   (j)   a pension fund that is regulated by either the Office of the
            Superintendent of Financial Institutions (Canada) or a provincial pension commission or similar regulatory authority of a province or territory of Canada;

|_|   (k)   a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an "eligibility adviser" (as defined in MI 45-103) or other adviser registered to provide advice on the securities being traded;

----------
(1) Ontario accredited investors should also complete Annex 2

|_|   (l)   an individual who, either alone or jointly with a spouse,
            beneficially owns, directly or indirectly, cash and securities
            ("financial assets") having an aggregate realizable value that before taxes, but net of any liabilities incurred or accrued for the purpose of financing the acquisition or ownership of financial assets and liabilities that are secured by financial assets, exceeds
            $1,000,000;

|_|   (m)   an individual whose net income before taxes exceeded $200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent years and who, in either case, reasonably expects to exceed that net income level in the current year;

|X|   (n)   a person or company, other than a "mutual fund" or "non-redeemable investment fund" (within the meaning of those expressions as used in applicable securities laws), that had net assets of at least
            $5,000,000 as shown on its most recently prepared financial statements;

|_|   (o)   a mutual fund or non-redeemable investment fund that, in the "local jurisdiction" (as defined in National Instrument 14-101 -
            Definitions), distributes its securities only to persons or companies that are "accredited investors";

|_|   (p)   a mutual fund or non-redeemable investment fund that, in the local jurisdiction, distributes its securities under a prospectus for which the applicable securities regulator has issued a receipt;

|_|   (q)   a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation of a province or territory of Canada or a country other than Canada, trading as a trustee or agent on behalf of a "fully managed" account (within the meaning of that expression as used in applicable securities laws);

|_|   (r)   a person or company trading as agent on behalf of a fully managed account if that person or company is registered or authorized to carry on business under the securities legislation of a province or territory of Canada or a country other than Canada as a portfolio manager or under an equivalent category of adviser or is exempt from registration as a portfolio manager or the equivalent category of adviser;

|_|   (s)   an entity organized in a country other than Canada (or a political subdivision thereof) that is analogous to any of the entities referred to in paragraphs (a) through (e) and paragraph (j) in form and function; or

|_|   (t)   a person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, except the voting securities required by law to be owned by directors, are persons or companies that are "accredited investors" (as defined in MI 45-103);

                                     ANNEX 2

                 To be Completed by Ontario Accredited Investors

The Purchaser is a resident of or otherwise subject to the securities legislation of Ontario and is an "accredited investor", as such term is defined in Ontario Securities Commission Rule 45-501 - Exempt Distribution ("OSC Rule 45-501"), as at the time of Closing, the Purchaser falls within one or more of the following categories (Please check one or more, as applicable):

|_|   (a)   a bank listed in Schedule I or II of the Bank Act (Canada), or an authorized foreign bank listed in Schedule III of that Act;

|_|   (b)   the Business Development Bank incorporated under the Business
            Development Bank Act (Canada);

|_|   (c)   a loan corporation or trust corporation registered under the Loan and Trust Corporations Act (Ontario) or under the Trust and Loan
            Companies Act (Canada), or under comparable legislation in any province or territory of Canada;

|_|   (d)   a co-operative credit society, credit union central, federation of caisses populaires, credit union or league, or regional caisse populaire, or an association under the Cooperative Credit
            Associations Act (Canada), in each case, located in Canada;

|_|   (e)   a company licensed to do business as an insurance company in any province or territory of Canada;

|_|   (f)   a subsidiary of any company referred to in paragraph (a), (b), (c),
            (d) or (e), where the company owns all of the voting shares of the subsidiary;

|_|   (g)   a person or company registered under the Securities Act (Ontario) or securities legislation in another province or territory of Canada as an adviser or dealer, other than a limited market dealer;

|_|   (h)   the government of Canada or of any province or territory of Canada, or any crown corporation, instrumentality or agency of a Canadian federal, provincial or territorial government;

|_|   (i)   any Canadian municipality or any Canadian provincial or territorial capital city;

|_|   (j)   any national, federal, state, provincial, territorial or municipal government of or in any country, or political subdivision of any country, other than Canada, or any instrumentality or agency thereof;

|_|   (k)   a pension fund that is regulated by either the Office of the
            Superintendent of Financial Institutions (Canada) or a provincial pension commission or similar regulatory authority;

|_|   (l)   a registered charity under the Income Tax Act (Canada);

|_|   (m)   an individual who beneficially owns, or who together with a spouse beneficially own, cash, securities or any contract of insurance or deposit or evidence thereof that is not a security for the purposes of the Securities Act (Ontario) (collectively, "financial assets") having an aggregate realizable value that, before taxes but net of any liabilities incurred or assumed for the purposes of financing the acquisition or ownership of financial assets and liabilities that are secured by financial assets, exceeds $1,000,000;

|_|   (n)   an individual whose net income before taxes exceeded $200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of those years and who, in either case, has a reasonable expectation of exceeding the same net income level in the current year;

|_|   (o)   an individual who has been granted registration under the Securities
            Act (Ontario) or securities legislation in another province or territory of Canada as a representative of a person or company referred to in paragraph (g), whether or not the individual's registration is still in effect;

|_|   (p)   a promoter of the issuer or an "affiliated entity" of a promoter of the issuer (within the meaning of that expression as used in OSC
            Rule 45-501);

|_|   (q)   a spouse, parent, grandparent or child of an officer, director or promoter of the issuer;

|_|   (r)   a person or company that, in relation to the issuer is an affiliated entity or a person or company referred to in clause (c) of the definition of distribution in subsection 1(1) of the Securities Act
            (Ontario);

|_|   (s)   a company, limited partnership, limited liability partnership, trust or estate, other than a mutual fund or non-redeemable investment fund, that had net assets of at least $5,000,000 as reflected in its most recently prepared financial statements;

|_|   (t)   a person or company that is recognized by the Ontario Securities
            Commission as an accredited investor;

|_|   (u)   a mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities only to persons or companies that are accredited investors;

|_|   (v)   a mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities under a prospectus for which a receipt has been granted by the Director;

|_|   (w)   an account that is fully managed by a trust corporation registered under the Loan and Trust Corporations Act (Ontario);

|_|   (x)   an entity organized outside of Canada that is analogous to any of the entities referred to in paragraphs (a) through (g) and paragraph
            (k) in form and function; and

|_|   (y)   a person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, are persons or companies that are accredited investors.

                                     ANNEX 3

      To be completed by "friends and family" subscribers (British Columbia and Alberta only)

TO:    Cryopak Industries Inc.

                                   CERTIFICATE

In connection with the purchase by the undersigned purchaser (the "Purchaser") of Units (the "Purchased Securities") of Cryopak Industries Inc. (the "Corporation"), the Purchaser hereby represents, warrants, covenants and certifies that:

1. the Purchaser is resident in the Province of British Columbia or Alberta or is subject to the laws of the Province of British Columbia or Alberta;

2. the Purchaser is purchasing the Purchased Securities as principal for its own account;

3.    the Purchaser is (please initial the appropriate line):

      (a)   [      ] a director, senior officer or "control person" (within the meaning of that expression as used in applicable securities laws) of the Corporation, or of an "affiliate" (within the meaning of that expression as used in applicable securities laws) of the Corporation;

      (b)   [      ] a spouse, parent, grandparent, brother, sister or child of
            __________________________________, who is a director, senior officer or control person of the Corporation, or of an affiliate of the Corporation;

      (c)   [      ] a parent, grandparent, brother, sister or child of
            __________________________________, who is the spouse of a director, senior officer or control person of the Corporation , or of an affiliate of the Corporation;

      (d)   [      ] a close personal friend (by reason of the fact that you
            have directly known such individual for a sufficient period of time and in a sufficiently close relationship to be in a position to assess the capabilities and the trustworthiness of such individual) of __________________________________, who is a director, senior officer or control person of the Corporation , or of an affiliate of the Corporation;

      (e)   [      ] a close business associate (by reason of the fact that you have sufficient prior direct business dealings with such individual to be in a position to assess the capabilities and the trustworthiness of such individual) of ____________________________, who is a director, senior officer or control person of the Corporation , or of an affiliate of the Corporation;

      (f)   [      ] a "founder" (within the meaning of that expression as used in applicable securities laws) or a spouse, parent, grandparent, brother, sister, child, closer personal friend or close business associate of _____________________________, who is a founder of the Corporation;

      (g)   [      ] a parent, grandparent, brother, sister or child of the
            spouse of __________________________________, who is a founder of the Corporation;

      (h)   [      ] a person or company of which a majority of the voting
            securities are beneficially owned by, or a majority of the directors are, persons or companies described in subsections 3(a) to 3(g) above; or

      (i)   [      ] a trust or estate of which all of the beneficiaries or a majority of the trustees are persons or companies described in subsections 3(a) to 3(g) above.

4. the above representations, warranties and covenants will be true and correct both as of the execution of this certificate and as of the closing time of the purchase and sale of the Purchased Securities and will survive the completion of the issue of the Purchased Securities; and

5. the foregoing representations, warranties and covenants are made by the undersigned with the intent that they be relied upon in determining the suitability of the undersigned as a purchaser of the Purchased Securities and the undersigned undertakes to immediately notify the Corporation of any change in any statement or other information relation to the Purchaser set forth herein which takes place prior to the closing time of the purchase and sale of the Purchased Securities.

Dated:_____________________________, 2003.

                                       _________________________________________
                                       Print name of Purchaser


                                       By:  ____________________________________
                                            Signature

                                             ___________________________________
                                            Title

                                     FORM 4C

                       CORPORATE PLACEE REGISTRATION FORM

Where subscribers to a Private Placement are not individuals, the following information about the placee must be provided. This Form will remain on file with the Exchange. The Corporation, trust, portfolio manager or other entity (the "Placee") need only file it on a one time basis, and it will be referenced for all subsequent Private Placements in which it participates. If any of the information provided in this Form changes, the Placee must notify the Exchange prior to participating in further placements with Exchange listed companies. If as a result of the Private Placement, the Placee becomes an Insider of the Issuer, Insiders of the Placee are reminded that they must file a Personal Information Form (2A) with the Exchange.

1.    Placee Information:

      (a)   Name: Esarbee Investments Limited

      (b)   Complete Address: 8th Floor, 1170 Peel Street

            Montreal, Quebec H3B 4P2

      (c)   Jurisdiction of Incorporation or Creation: CBCA

2.    (a)   Is the Placee purchasing securities as a portfolio manager (Yes/No)?
            NO

      (b) Is the Placee carrying on business as a portfolio manager outside of Canada (Yes/No)? NO

3.    If the answer to 2(b) above was "Yes", the undersigned certifies that:

      (a) It is purchasing securities of an Issuer on behalf of managed accounts for which it is making the investment decision to purchase the securities and has full discretion to purchase or sell securities for such accounts without requiring the client's express consent to a transaction;

      (b) it carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a "portfolio manager" business) in ________________ [jurisdiction], and it is permitted by law to carry on a portfolio manager business in that jurisdiction;

      (c) it was not created solely or primarily for the purpose of purchasing securities of the Issuer;

      (d) the total asset value of the investment portfolios it manages on behalf of clients is not less than $20,000,000; and

      (e) it has no reasonable grounds to believe, that any of the directors, senior officers and other insiders of the Issuer, and the persons that carry on investor relations activities for the Issuer has a beneficial interest in any of the managed accounts for which it is purchasing.

4. If the answer to 2(a) above was "No", please provide the names and addresses of control persons of the Placee:

      --------------------------------------------------------------------------
      Name                              City         Province or State   Country
      --------------------------------------------------------------------------
      Charles Rosner Bronfman Trust     Montreal     Quebec              Canada
      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

The undersigned acknowledges that it is bound by the provisions of applicable Securities Law, including provisions concerning the filing of insider reports and reports of acquisitions (See for example, sections 87 and 111 of the Securities Act (British Columbia) and sections 176 and 182 of the Securities Act (Alberta).

Dated at Montreal on 10th November 2003

                                Esarbee Investments Limited
                                ------------------------------------------------
                                (Name of Purchaser - please print)


                                /s/ Michel Boucher
                                ------------------------------------------------
                                (Authorized Signature)

                                Vice President
                                ------------------------------------------------
                                (Official Capacity - please print)

                                Michel Boucher
                                ------------------------------------------------
                                (please print name of individual whose signature appears above)

                          THIS IS NOT A PUBLIC DOCUMENT